Exhibit 10.1

Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Brackets with triple asterisks denote omissions.

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

September 9, 2025

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of the date first written above among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”), including but not limited to Oxford, in its capacity as a Lender, and INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership (“Innovatus”), and CELCUITY INC., a Delaware corporation (“Borrower”).

A. Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2024, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 13, 2025 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of July 28, 2025 (as further amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”), pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

B. Borrower has requested that Collateral Agent and Required Lenders modify certain provisions of the Loan Agreement; and

C. Collateral Agent and Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Collateral Agent and Required Lenders hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended to read in its entirety as set forth in the Loan Agreement attached hereto as Exhibit A and made a part hereof for all purposes.

3. Limitation of Amendment.

3.1 The amendments set forth pursuant to Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Required Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The Operating Documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of Borrower to Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the Operating Documents of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Loan Document. Borrower, Collateral Agent and Lenders agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6. Release by Borrower.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

7. Effectiveness. This Amendment shall be deemed effective as of the date hereof upon Collateral Agent and the Lenders’ receipt of each of the following, in form and substance acceptable to Collateral Agent and the Lenders:

7.1 this Amendment duly executed by Borrower, Collateral Agent and each Lender;

7.2 duly executed original Secured Promissory Notes and Warrants in favor of each Lender according to its Term D Loan Commitment Percentage;

7.3 a duly executed updated Perfection Certificate with respect to Borrower;

7.4 the Operating Documents and good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and each jurisdiction in which Borrower is qualified to conduct business;

7.5 a copy of resolutions of the governing body for Borrower evidencing approval of this Amendment;

7.6 a duly executed Corporate Borrowing Certificate for Borrower;

7.7 evidence that no Liens exist on the assets of Borrower other than Permitted Liens;

7.8 a duly executed legal opinion of counsel to Borrower dated as of the date hereof;

7.9 a duly executed amended and restated IP Security Agreement;

7.10 all such other agreements, documents, certificates and/or instruments reasonably requested by Collateral Agent in connection with this Amendment and the replacement of Innovatus by Oxford as Collateral Agent under the Loan Agreement; and

7.11 Borrower’s payment of the amendment fee in the amount of Fifty Thousand Dollars ($50,000) to be split evenly between (i) Oxford and such other of Oxford’s Affiliates that were Lenders prior to the date hereof and (ii) Innovatus, which is referenced in Section 2.4(i) of the Loan Agreement (as amended by this Amendment), and all of Lenders’ Expenses incurred through the date of this Amendment.

8. Post Closing. After the date hereof, Borrower shall deliver to Collateral Agent (each, respectively, in form and substance satisfactory to Collateral Agent in is reasonable discretion) in accordance with the applicable time periods (or such longer periods, respectively, as Collateral Agent may otherwise agree in its sole discretion), as follows:

8.1 (i) within ten (10) Business Days after the date hereof, the insurance certificates required by Section 6.5 of the Loan Agreement in favor of Oxford, as Collateral Agent, and (ii) within forty-five (45) days after the date hereof, the insurance endorsements required by Section 6.5 of the Loan Agreement in favor of Oxford, as Collateral Agent;

8.2 within forty-five (45) days after the date hereof, an amended and restated landlord’s consent executed in favor of Oxford, as Collateral Agent, in respect of Borrower’s leased location at 102 Executive Drive, Moorestown, NJ 08057;

8.3 within forty-five (45) days after the date hereof, (i) an amended and restated bailee waiver executed in favor of Oxford, as Collateral Agent, in respect of Borrower’s third party location at 16305 36th Ave. N., City of Plymouth, MN 55447, and (ii) a bailee waiver executed in favor of Oxford, as Collateral Agent, in respect of Borrower’s leased locations at (a) 4605 Decantur Boulevard, Indianapolis, IN 46241 and (b) 5501 Research Park Blvd., Madison, WI 53719, respectively; and

8.4 within forty-five (45) days after the date hereof, duly executed Control Agreements executed in favor of Oxford, as Collateral Agent, in respect of each of Borrower’s Collateral Accounts in accordance with Section 6.6(a) of the Loan Agreement.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Loan and Security Agreement to be duly executed and delivered as of the date first set forth above.

BORROWER:

CELCUITY INC.

By	/s/ Brian F. Sullivan
Name:	Brian F. Sullivan
Title:	Chief Executive Officer

{signature pages continue}

[Signature Page to Third Amendment to A&R Loan and Security Agreement]

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Executive Vice President

LENDERS:

OXFORD FINANCE FUNDING III, LLC,
OXFORD FINANCE FUNDING TRUST 2023-1,
OXFORD FINANCE FUNDING XIII, LLC,
OXFORD FINANCE FUNDING IX, LLC

By:	Oxford Finance LLC, as servicer

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Executive Vice President

OXFORD FINANCE CREDIT FUND FUNDING TRUST II

By:	Oxford Finance Credit Fund II LP, as servicer
By:	Oxford Finance Advisors, LLC, as manager

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Executive Vice President

OXFORD FINANCE CREDIT FUND III 2025-A, LP

By:	Oxford Finance Advisors, LLC, as servicer

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Executive Vice President

OXFORD FINANCE CREDIT FUND II LP

By:	Oxford Finance Advisors, LLC, as manager

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Executive Vice President

OXFORD FINANCE CREDIT FUND III LP

By:	Oxford Finance Advisors, LLC, as manager

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Executive Vice President

{signature pages continue}

[Signature Page to Third Amendment to A&R Loan and Security Agreement]

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By:	Innovatus Life Sciences GP, LP
Its:	General Partner

By:	/s/ Andrew Dym
Name:	Andrew Dym
Title:	Authorized Signatory

[Signature Page to Third Amendment to A&R Loan and Security Agreement]

Exhibit A

Conformed Copy of Loan Agreement

See attached.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of May 30, 2024 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company (“Oxford”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, including INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership (“Innovatus”), Oxford, in its capacity as a Lender, OXFORD FINANCE CREDIT FUND II LP, by Oxford Finance Advisors, LLC, and OXFORD FINANCE CREDIT FUND III LP, by Oxford Finance Advisors, LLC, and CELCUITY INC., a Delaware corporation (“Borrower”), amends and restates, in its entirety, that certain Loan and Security Agreement among Collateral Agent, Lenders (as defined therein) and Borrower dated as of April 8, 2021 (as the same may be amended, restated, modified, or supplemented from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of August 9, 2022 and that certain Second Amendment to Loan and Security Agreement dated as of March 29, 2024 (collectively, the “Original Agreement”)), and provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1. DEFINITIONS, ACCOUNTING AND OTHER TERMS

1.1 Capitalized terms used herein shall have the meanings set forth in Section 13 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof.

2. LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loans.

(a) Availability.

(i) Subject to the terms and conditions of the Original Agreement, prior to the Effective Date, the Lenders (as defined in the Original Agreement), severally and not jointly, made term loans to Borrower in an aggregate principal amount of Thirty-Five Million Dollars ($35,000,000.00) as set forth in Schedule 1.1 of the Original Agreement (such term loans are hereinafter referred to singly as an “Original Term Loan”, and collectively as the “Original Term Loans”).

(ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the Effective Date, as follows:

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(1) the Secured Promissory Note issued by Borrower evidencing the Original Term Loan made by Innovatus on April 8, 2021 in the amount of Fifteen Million Dollars ($15,000,000.00) shall be replaced on the Effective Date with an amended and restated secured promissory note in the amount of Sixteen Million Eight Hundred Sixty-Three Thousand Two Hundred Eighty Four and 78/100 Dollars ($16,863,284.78) which amount reflects the original principal amount of such Original Term Loan plus accrued payment in kind interest (the “Term A Loan”). After repayment, the Term A Loan may not be re-borrowed. For clarity, the Funding Date of the Term A Loan is the Effective Date.

(2) the Secured Promissory Notes issued by Borrower evidencing the Original Term Loan made by Innovatus on December 22, 2022 in the amount of Twenty Million Dollars ($20,000,000.00) shall be replaced on the Effective Date with an amended and restated secured promissory note in the amount of Twenty-One Million Four Hundred Seventy-Two Thousand Seven Hundred Ninety-Four and 97/100 Dollars ($21,472,794.97) which amount reflects the original principal amount of such Original Term Loan plus accrued payment in kind interest (the “Term B Loan”). After repayment, the Term B Loan may not be re-borrowed. For clarity, the Funding Date of the Term B Loan is the Effective Date.

(3) to make term loans in a single disbursement to Borrower in an aggregate principal amount of Sixty-One Million Six Hundred Sixty-Three Thousand Nine Hundred Twenty and 25/100 Dollars ($61,663,920.25) according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans). After repayment, no Term C Loan may be re-borrowed.

(iii) On the Third Amendment Effective Date, the Lenders agree, severally and not jointly, to make term loans in a single disbursement to Borrower in an aggregate principal amount of Thirty Million Dollars ($30,000,000.00) according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans). For avoidance of doubt, the parties hereto acknowledge and agree that Borrower achieved the Term D Milestone prior to the Third Amendment Effective Date. After repayment, no Term D Loan may be re-borrowed.

(iv) Subject to the Borrower having first achieved the Term E Milestone by the expiration of the Term E Draw Period, the Lenders agree, severally and not jointly, to make term loans to Borrower during the Term E Draw Period in an aggregate principal amount of up to One Hundred Million Dollars ($100,000,000.00), disbursed in a single advance and in an aggregate amount of at least Twenty-Five Million Dollars ($25,000,000.00), according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term E Loan”, and collectively as the “Term E Loans); provided, however, if the Borrower notifies Collateral Agent of the Borrower’s intent not to draw the full amount of Term E Loans pursuant to Section 2.4(b), each Lender’s Term Loan Commitment in respect of such Term E Loans shall be automatically reduced by such Lender’s pro rata amount of the Reduced Term E Loan Amount and the Reduced Term E Loan Amount shall no longer be available to the Borrower effective as of the date of such notice. After repayment, no Term E Loan may be re-borrowed.

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(v) Subject to the Borrower having first achieved the Term F-1 Milestone by the expiration of the Term F-1 Draw Period, the Lenders agree, severally and not jointly, to make term loans to Borrower during the Term F-1 Draw Period in an aggregate principal amount of up to Forty Million Dollars ($40,000,000.00), disbursed in a single advance and in an aggregate amount of at least Twenty-Five Million Dollars ($25,000,000.00), according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term F-1 Loan”, and collectively as the “Term F-1 Loans”); provided, however, if the Borrower notifies Collateral Agent of the Borrower’s intent not to draw the full amount of Term F-1 Loans pursuant to Section 2.4(c)(i), each Lender’s Term Loan Commitment in respect of such Term F-1 Loans shall be automatically reduced by such Lender’s pro rata amount of the Reduced Term F-1 Loan Amount and the Reduced Term F-1 Loan Amount shall no longer be available to the Borrower effective as of the date of such notice. After repayment, no Term F-1 Loan may be re-borrowed.

(vi) Subject to the Borrower having first achieved the Term F-2 Milestone by the expiration of the Term F-2 Draw Period, the Lenders agree, severally and not jointly, to make term loans to Borrower during the Term F-2 Draw Period in an aggregate principal amount of up to Forty Million Dollars ($40,000,000.00), disbursed in a single advance and in an aggregate amount of at least Twenty-Five Million Dollars ($25,000,000.00), according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term F-2 Loan”, and collectively as the “Term F-2 Loans”); provided, however, if the Borrower notifies Collateral Agent of the Borrower’s intent not to draw the full amount of Term F-2 Loans pursuant to Section 2.4(c)(ii), each Lender’s Term Loan Commitment in respect of such Term F-2 Loans shall be automatically reduced by such Lender’s pro rata amount of the Reduced Term F-2 Loan Amount and the Reduced Term F-2 Loan Amount shall no longer be available to the Borrower effective as of the date of such notice. After repayment, no Term F-2 Loan may be re-borrowed.

(vii) Subject to the Borrower having first achieved the Term F-3 Milestone by the expiration of the Term F-3 Draw Period, the Lenders agree, severally and not jointly, to make term loans to Borrower during the Term F-3 Draw Period in an aggregate principal amount of up to Forty Million Dollars ($40,000,000.00), disbursed in a single advance and in an aggregate amount of at least Twenty-Five Million Dollars ($25,000,000.00), according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term F-3 Loan”, and collectively as the “Term F-3 Loans”; each Term F-1 Loan, Term F-2 Loan or Term F-3 Loan is hereinafter referred to singly as a “Term F Loan” and Term F-1 Loans, the Term F-2 Loans and the Term F-3 Loans are hereinafter referred to collectively as the “Term F Loans”); provided, however, if the Borrower notifies Collateral Agent of the Borrower’s intent not to draw the full amount of Term F-3 Loans pursuant to Section 2.4(c)(iii), each Lender’s Term Loan Commitment in respect of such Term F-3 Loans shall be automatically reduced by such Lender’s pro rata amount of the Reduced Term F-3 Loan Amount and the Reduced Term F-3 Loan Amount shall no longer be available to the Borrower effective as of the date of such notice. After repayment, no Term F-3 Loan may be re-borrowed.

(viii) Subject to the Borrower having first achieved the Term E Milestone by the expiration of the Term E Draw Period, the Term F-1 Milestone by the end of the Term F-1 Draw Period, the Term F-2 Milestone by the end of the Term F-2 Draw Period, the Term F-3 Milestone by the expiration of the Term F-3 Draw Period and the other terms and conditions of this Agreement, the Lenders may, in their sole discretion upon Borrower’s request, agree to make term loans to Borrower prior to the Amortization Date in an aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (such term loans are hereinafter referred to singly as a “Term G Loan”, and collectively as the “Term G Loans”; each Term A Loan, Term B Loan, Term C Loan, Term D Loan, Term E Loan, Term F Loan or Term G Loan is hereinafter referred to singly as a “Term Loan” and Term A Loans, the Term B Loans, the Term C Loans, the Term D Loans, the Term E Loans, Term F Loans and the Term G Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term G Loan may be re-borrowed.

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(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of any Term Loan (including the Original Term Loans), and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (i) in the case of the I/O Extension Event not occurring, fifteen (15) months or (ii) in the case of I/O Extension Event occurring, eight (8) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c) Mandatory Prepayments. If an event described in Section 7.2(c)(ii) occurs or the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loan plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Fee, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Fee had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender in accordance with its respective Pro Rata Share, the Final Fee in respect of the Term Loans.

(d) Permitted Prepayment of Term Loan. After November 30, 2025, the Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least seven (7) Business Days prior to such prepayment, and (ii) pays to Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Fee, (C) the Prepayment Fee, plus (D) all other outstanding Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

Notwithstanding anything herein to the contrary, after November 30, 2025, Borrower shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least seven (7) Business Days prior to such prepayment, (ii) prepays such part of the Term Loans in a principal amount of Five Million Dollars ($5,000,000.00) or a whole multiple of One Million Dollars ($1,000,000.00) in excess thereof, (iii) there has not already been a partial prepayment made in the same calendar month, and (iv) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Fee, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts, and (D) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

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2.3 Payment of Interest on the Term Loans.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan and monthly thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e); provided that 1.00% of the Basic Rate shall be payable in-kind by adding an amount equal to such 1.00% of the outstanding principal amount to the then outstanding principal balance on a monthly basis through May 31, 2027 so as to increase the outstanding principal balance of the Term Loans on each Payment Date and which amount shall be payable when the principal amount of the applicable Term Loan is payable in accordance with Sections 2.2(b) and 2.3(e) and on which principal amount interest shall be owed pursuant to Section 2.3(a).

Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c) 365 Day Year. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed.

(d) Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts maintained by Borrower or any of its Subsidiaries for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set off.

(e) Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

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2.4 Fees. Borrower shall pay to Collateral Agent:

(a) Facility Fee. The Facility Fee, which shall be due on the Funding Date of each Term C Loan, Term D Loan, Term E Loan, Term F Loan and Term G Loan, to be shared among the Lenders in accordance with their respective Pro Rata Shares;

(b) Term E Loan Non-Utilization Fee. If Borrower achieves the Term E Milestone and (i) fails to draw the full amount of the Term E Loans during the Term E Draw Period and (ii) fails to notify Collateral Agent, at any time before the date that is eight (8) weeks after Borrower’s achievement of the Term E Milestone, of Borrower’s intent not to draw the full amount of the Term E Loans (the amount that Borrower does not intend to draw as specified in a notice from Borrower to Collateral Agent, the “Reduced Term E Loan Amount”), then a non-utilization fee equal to three percent (3.00%) of the unfunded amount of the Term Loan Commitment in respect of the Term E Loans shall become due and payable on the termination of the Term E Draw Period, to be shared among the Lenders in accordance with their respective Pro Rata Shares (and, for the avoidance of doubt, (A) no fee shall be due unless both of the conditions set forth in (b)(i) and (ii) above are met and (B) no fee shall be due on any portion of the Reduced Term E Loan Amount);

(c) Term F Loan Non-Utilization Fee.

(i) If Borrower achieves the Term F-1 Milestone and (x) fails to draw the full amount of the Term F-1 Loans during the Term F-1 Draw Period and (y) fails to notify Collateral Agent, at any time before the date that is eight (8) weeks after Borrower’s achievement of the Term F-1 Milestone, of Borrower’s intent not to draw the full amount of the Term F-1 Loans (the amount that Borrower does not intend to draw as specified in a notice from Borrower to Collateral Agent, the “Reduced Term F-1 Loan Amount”), then a non-utilization fee equal to three percent (3.00%) of the unfunded amount of the Term Loan Commitment in respect of the Term F-1 Loans shall become due and payable on the termination of the Term F-1 Draw Period, to be shared among the Lenders in accordance with their respective Pro Rata Shares (and, for the avoidance of doubt, (A) no fee shall be due unless both of the conditions set forth in (c)(i)(x) and (y) above are met and (B) no fee shall be due on any portion of the Reduced Term F-1 Loan Amount);

(ii) If Borrower achieves the Term F-2 Milestone and (x) fails to draw the full amount of the Term F-2 Loans during the Term F-2 Draw Period and (y) fails to notify Collateral Agent, at any time before the date that is eight (8) weeks after Borrower’s achievement of the Term F-2 Milestone, of Borrower’s intent not to draw the full amount of the Term F-2 Loans (the amount that Borrower does not intend to draw as specified in a notice from Borrower to Collateral Agent, the “Reduced Term F-2 Loan Amount”), then a non-utilization fee equal to three percent (3.00%) of the unfunded amount of the Term Loan Commitment in respect of the Term F-2 Loans shall become due and payable on the termination of the Term F-2 Draw Period, to be shared among the Lenders in accordance with their respective Pro Rata Shares (and, for the avoidance of doubt, (A) no fee shall be due unless both of the conditions set forth in (c)(ii)(x) and (y) above are met and (B) no fee shall be due on any portion of the Reduced Term F-2 Loan Amount);

(iii) If Borrower achieves the Term F-3 Milestone and (x) fails to draw the full amount of the Term F-3 Loans during the Term F-3 Draw Period and (y) fails to notify Collateral Agent, at any time before the date that is eight (8) weeks after Borrower’s achievement of the Term F-3 Milestone, of Borrower’s intent not to draw the full amount of the Term F-3 Loans (the amount that Borrower does not intend to draw as specified in a notice from Borrower to Collateral Agent, the “Reduced Term F-3 Loan Amount”), then a non-utilization fee equal to three percent (3.00%) of the unfunded amount of the Term Loan Commitment in respect of the Term F-3 Loans shall become due and payable on the termination of the Term F-3 Draw Period, to be shared among the Lenders in accordance with their respective Pro Rata Shares (and, for the avoidance of doubt, (A) no fee shall be due unless both of the conditions set forth in (c)(iii)(x) and (y) above are met and (B) no fee shall be due on any portion of the Reduced Term F-3 Loan Amount);

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(d) Final Fee. The Final Fee, when due hereunder, to be shared among the Lenders in accordance with their respective Pro Rata Shares;

(e) Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared among the Lenders in accordance with their respective Pro Rata Shares;

(f) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for due diligence, investigation, documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due;

(g) First Amendment Fee. A fully earned, non-refundable amendment fee in an aggregate amount of Forty Thousand Dollars ($40,000.00) to be paid to Oxford (notwithstanding the Section 2.4 lead-in regarding fees to be paid to Collateral Agent) and due and payable on the First Amendment Effective Date;

(h) Second Amendment Fee. A fully earned, non-refundable amendment fee in an aggregate amount of Twenty-Five Thousand Dollars ($25,000.00) to be paid to Oxford (notwithstanding the Section 2.4 lead-in regarding fees to be paid to Collateral Agent) and due and payable on the Second Amendment Effective Date; and

(i) Third Amendment Fee. A fully earned, non-refundable amendment fee in an aggregate amount of Fifty Thousand Dollars ($50,000.00) to be split evenly between (i) Oxford and such other of Oxford’s Affiliates that were Lenders prior to the date hereof and (ii) Innovatus and due and payable on the Third Amendment Effective Date.

2.5 Withholding. Payments received by the Collateral Agent or the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders (other than any withholding or deduction attributable to taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof)), Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority; provided, however, that Borrower shall not be required to make such increased payment to a Lender who is not a U.S. Person or who has not provided a duly executed original IRS Form W-9 or other similar document certifying that such Lender is exempt from U.S. federal backup withholding tax. Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

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2.6 Secured Promissory Notes. The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.7 Conversion To Equity. Innovatus shall have the right at its election, but not the obligation, until May 9, 2026, to convert up to twenty percent (20.00%) of the outstanding principal amount of the Term A Loan into shares of Common Stock of Borrower at a price per share of Ten Dollars ($10.00), which price shall be subject to appropriate adjustment for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 9, 2022. Such shares shall be referred to herein as “Borrower Equity”.

To exercise their rights under this Section 2.7, Innovatus shall notify Borrower (with a copy to Collateral Agent and the Lenders) in writing of the then outstanding principal amount of the Term Loans that is to be converted into Borrower Equity. Borrower shall no later than seven (7) days after the receipt of such notice issue the applicable number of shares of its Common Stock to Innovatus. Upon issuance of Borrower Equity in accordance with the provisions of this Section 2.7, the principal amount of Term Loans so converted shall be deemed to have been prepaid for the purposes of this Agreement, provided, however, no Prepayment Fee or Final Fee shall be due with respect to such deemed prepayment Innovatus shall also in connection with the issuance of Borrower’s Equity securities pursuant to this Section 2.7, enter into such agreements as reasonably requested by Borrower with customary terms and provisions for such transactions.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Term Loan. Each Lender’s obligation to make the Term C Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

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(a) original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;

(b) duly executed original Secured Promissory Notes in favor of each Lender according to its Term C Loan Commitment Percentage;

(c) duly executed original Amended and Restated Secured Promissory Notes in favor of Innovatus in the amounts set forth in Section 2.2(a)(ii);

(d) a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(e) Reserved.

(f) the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(g) a copy of resolutions of the governing body for Borrower evidencing approval of the Term Loans and other transactions evidenced by the Loan Documents;

(h) duly executed original officer’s certificates for Borrower and each Subsidiary that is a party to the Loan Documents certifying as to (i) the incumbency of each Responsible Officer executing each Loan Document and (ii) the documents delivered pursuant to Section 3.1(f) and 3.1(g), in a form acceptable to Collateral Agent and the Lenders;

(i) certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the Term C Loans, will be terminated or released;

(j) a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

(k) evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders;

(l) a copy of any applicable Investors Rights Agreement and any amendments thereto;

(m) payment of the Facility Fee and Lenders’ Expenses then due as specified in Section 2.4 hereof;

(n) a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s and each Subsidiaries’ leased locations; and

(o) a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Borrower or any Subsidiary maintains Collateral having a book value in excess of Three Hundred Thousand Dollars ($300,000.00).

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3.2 Conditions Precedent to all Term Loans. The obligation of each Lender to extend each Term Loan, including the Term C Loan, is subject to the following conditions precedent:

(a) receipt by Collateral Agent of an executed Disbursement Letter in the form of EXHIBIT B attached hereto;

(b) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of each Disbursement Letter and the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;

(c) in such Lender’s reasonable discretion, there has not been any Material Adverse Change;

(d) no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist;

(e) to the extent not delivered at the Effective Date, duly executed original (i) Secured Promissory Notes, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date, and (ii) Warrants, in number, form and content acceptable to each Lender, and in favor of each Lender with respect to the Term D Loans made by such Lender on the Third Amendment Effective Date (for the avoidance of doubt, Warrants shall not be required for any Term Loans that may be funded after the Third Amendment Effective Date);

(f) if such Term Loan is the Term E Loan, the Term E Milestone must have been met;

(g) if such Term Loan is the Term F-1 Loan, the Term F-1 Milestone must have been met;

(h) if such Term Loan is the Term F-2 Loan, the Term F-2 Milestone must have been met;

(i) if such Term Loan is the Term F-3 Loan, the Term F-3 Milestone must have been met; and

(j) payment of the fees and Lenders’ Expenses then due as specified in Section 2.4.

3.3 Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Term Loan. Borrower expressly agrees that any Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.

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3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of any Term Loan set forth in this Agreement, to obtain the Term Loan (other than the Term C Loans funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon New York City time ten (10) Business Days (or such shorter period as acceptable to the Lenders in their sole discretion) prior to the date the Term Loans are to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom Lenders reasonably believe is a Responsible Officer or designee.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Borrower shall acquire a commercial tort claim (as defined in the Code) having a value in excess of $100,000 (other than unasserted commercial tort claims), Borrower shall grant to Collateral Agent, for the ratable benefit of the Lenders, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend the Term Loans has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower, and Collateral Agent shall, at the sole cost and expense of Borrower, execute and deliver (and authorize Borrower and any of its designees to file) such terminations, releases and other documentation as necessary and requested by Borrower to evidence such release.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents.

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4.3 Pledge of Collateral. Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and non-cash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any such Shares, the certificate or certificates for such Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing such Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on or before the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Borrower represents and warrants that all the information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b)), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

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5.2 Collateral.

(a) Borrower and each of its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith with respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. To the Borrower’s Knowledge, the Accounts are bona fide, existing obligations of the Account Debtors.

(b) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien.

(c) On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee, and (ii) no such third party bailee possesses components of the Collateral with a book value in excess of Three Hundred Thousand Dollars ($300,000.00).

(d) All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.

(e) Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other Material Agreement.

5.3 Litigation. Except as disclosed on the Perfection Certificate, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000.00) or a claim for infringement of any intellectual property. Except as disclosed on the Perfection Certificate, there are no actions, suits, investigations or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower or any Subsidiaries involving challenges to the validity of the Intellectual Property.

5.4 No Material Adverse Change; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries. Since the date of the most recent financial statements submitted to any Lender, there has not been a Material Adverse Change.

5.5 Solvency. Borrower and each of its Subsidiaries, when taken as a whole, are Solvent.

5.6 Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

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None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the Knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, tax deposits and tax contributions owed by Borrower and such Subsidiaries in an amount greater than Twenty-Five Thousand Dollars ($25,000.00), in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the next sentence. Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted. Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Term Loans solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results) and any failure to meet such projections shall not be deemed to be a breach of any representation herein; provided, however, such failure may constitute a breach of one or more specific covenants herein that are based on such projections).

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5.11 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s Knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s Knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

6. AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the non-compliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.

6.2 Financial Statements, Reports, Certificates; Notices.

(a) Deliver to Collateral Agent and each Lender:

(i) as soon as available, but no later than thirty (30) days after the last day of each month of Borrower, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the Securities and Exchange Commission, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;

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(iii) as soon as available after approval thereof by Borrower’s board of directors, but no later than the earlier of ten (10) days after such approval and forty-five (45) days after the last day of Borrower’s fiscal year, Borrower’s annual (A) financial projections and (B) budget, in each case, for the entire current fiscal year as approved by Borrower’s board of directors; provided that, any board approved revisions to such projections and/or budget approved by Borrower’s board of directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

(iv) within five (5) days of delivery, copies of all material non-ministerial statements, reports and notices made available to Borrower’s board of directors, security holders or holders of Subordinated Debt; provided, notwithstanding anything set forth in this Section 6.2(a)(iv), Borrower shall not be required to deliver any such statements, reports or notices (i) if Borrower determines in good faith and upon the advice of counsel that the receipt of such materials by Collateral Agent or the Lenders would jeopardize the attorney-client privilege between Borrower and its counsel, or any Subsidiary of Borrower and its counsel, (ii) if and to the extent necessary, to protect highly confidential proprietary information of Borrower or any of its Subsidiaries or (iii) if information that is being disclosed in such materials relate to Borrower or Subsidiary’s strategy, negotiating positions or similar matters relating to Collateral Agent or the Lenders;

(v) within five (5) days of filing, all reports on Form 10 K, 10 Q and 8 K filed with the Securities and Exchange Commission;

(vi) prompt notice of any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto;

(vii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);

(viii) prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change;

(ix) prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the Borrower’s Intellectual Property and (B) could reasonably be expected to result in a Material Adverse Change;

(x) written notice at least (10) days’ prior to Borrower’s creation of a New Subsidiary in accordance with the terms of Section 6.10;

(xi) written notice at least (15) days’ prior to Borrower’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Three Hundred Thousand Dollars ($300,000.00) of book value in assets or property of Borrower or any of its Subsidiaries), (B) changing its jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its legal name, or (E) changing any organizational number (if any) assigned by its jurisdiction of organization;

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(xii) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default;

(xiii) immediate notice if Borrower or such Subsidiary has Knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(xiv) notice of any commercial tort claim in excess of $100,000 (other than unasserted commercial tort claims) and of the general details thereof;

(xv) if Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number; and

(xvi) other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to Collateral Agent and each Lender:

(i) a duly completed Compliance Certificate signed by a Responsible Officer;

(ii) if such months is the last month of the quarter, an updated Perfection Certificate to reflect any amendments, modifications and updates to certain information in the Perfection Certificate after the Effective Date to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this Agreement; in each case, subject to the review and approval of Collateral Agent and each Lender;

(iii) copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(iv) written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;

(v) written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of more than Two Hundred Fifty Thousand Dollars ($250,000.00) not paid or covered by independent third party insurance; and

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(vi) written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Two Hundred Thousand Dollars ($200,000.00) individually or in the aggregate in any calendar year.

(c) Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing. Notwithstanding the foregoing, upon request of any Lender, Borrower agrees to permit such Lender to communicate with Borrower’s accounting firm with respect to the consolidated financial statements delivered pursuant to this Section 6.2, provided such communication shall be in the presence of an authorized representative of Borrower.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date.

6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.8 hereof, and shall deliver to Collateral Agent and each Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5 Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request, including, but not limited to, D&O insurance reasonably satisfactory to Collateral Agent. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days’ prior written notice before any such policy or policies shall be materially altered or canceled (other than cancellation for non-payment of premiums, for which ten (10) days’ prior written notice shall be required). At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the right to apply the proceeds of any casualty policy within 180 days of receipt thereof up to Five Hundred Thousand Dollars ($500,000.00) with respect to any loss, but not exceeding One Million Dollars ($1,000,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

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6.6 Operating Accounts.

(a) Maintain all of its Collateral Accounts in accounts which are subject to a Control Agreement in favor of Collateral Agent for the benefit of the Lenders; subject to the exclusions in Section 6.6(b).

(b) Borrower shall provide Collateral Agent ten (10) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account. In addition, for each Collateral Account that Borrower or any of its Subsidiaries at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to Collateral Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments (including, but not limited to payment in connection with the exercise of employee stock options) to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificate.

(c) Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Section 6.6.

6.7 Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to its business; (b) promptly advise Collateral Agent in writing of a challenge to the validity, or material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to its business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

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6.9 Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Subsidiary will first notify Collateral Agent and, in the event that the Collateral at any new location is valued in excess of Three Hundred Thousand Dollars ($300,000.00) in the aggregate, at Collateral Agent’s election, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.10 Creation/Acquisition of Subsidiaries. In the event any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall promptly notify Collateral Agent and each Lender of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by Collateral Agent or any Lender to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (i) to cause such New Subsidiary to become either a co-Borrower hereunder, if such New Subsidiary is organized under the laws of the United States, or a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in the Shares of such New Subsidiary.

6.11 Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement, including without limitation, subject to the terms of Section 6.2(c) permitting Collateral Agent or any Lender to discuss Borrower’s financial condition with Borrower’s accountants.

6.12 Performance Covenant. Commencing on the earliest to occur of (a) the outstanding principal balance of the Term Loans exceeding One Hundred Thirty Million Dollars ($130,000,000.00), and (b) the first anniversary after the date Borrower receives FDA approval for Gedatolisib, Borrower shall at all times thereafter [***] as set forth in the Borrower’s management plan prepared in connection with such FDA approval for Gedatolisib and provided to Collateral Agent and the Lenders, which management plan has been approved by Borrower’s board of directors and which Collateral Agent and the Lenders have deemed to be acceptable in their reasonable discretion. In any event, the [***] covenant requirement shall be subject to a cap of [***].

Notwithstanding anything herein to the contrary, Borrower shall not be obligated to comply with the provisions of this Section 6.12 during any fiscal quarter where at all times during such fiscal quarter either (i) the Market Capitalization of Borrower is at least [***] or (ii) the aggregate amount of Borrower’s unrestricted cash balance maintained in Collateral Accounts subject to Control Agreements in favor of Collateral Agent exceeds seventy-five percent (75.00%) of the outstanding principal balance of the Term Loans.

6.13 Liquidity Covenant. Borrower shall at all times maintain in Collateral Accounts subject to Control Agreements in favor of Collateral Agent aggregate unrestricted cash balance of not less than thirty percent (30.00%) (the “Minimum Liquidity Percentage”) of the outstanding balance of the Term Loans (inclusive of any accrued payment in kind interest); provided that, upon Borrower’s achievement of the Term E Milestone, the Minimum Liquidity Percentage shall be decreased to twenty-five percent (25.00%).

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Notwithstanding the foregoing, in the event that Borrower is delinquent in payment of its rent or accounts payable to its critical vendors (as reasonably identified as such by Collateral Agent and the Required Lenders in their reasonable business judgment), Collateral Agent and the Required Lenders may increase the Minimum Liquidity Percentage in their reasonable business judgment and Borrower agrees to enter into an amendment to this Agreement to memorialize such increase.

7. NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including Intellectual Property), except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment or Equipment no longer used or useful in such Person’s business; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) to the extent constituting a Transfer, any restricted payment explicitly permitted by Section 7.7; (e) having a fair market value not in excess of $1,000,000 during any fiscal year but not including Intellectual Property; (f) from a Subsidiary to Borrower; and (g) constituting the sale or discount of Accounts or other rights to payment in connection with the compromise or collection thereof, not in excess of $100,000 during any fiscal year.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve (provided that any Subsidiary may be liquidated or dissolved provided that its assets are Transferred to Borrower); or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent and each Lender within ten (10) days of such, or (ii) enter into any transaction or series of related transactions (A) in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 50% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions, (B) in which Borrower ceases to own 100% of the ownership interests of a Subsidiary of Borrower (except pursuant to any Transfer permitted by Section 7.1 or liquidation or dissolution permitted by clause (b) of this Section 7.2, or (C) that is a change of control or other fundamental change (howsoever defined) under the indenture and any other agreement governing any Permitted Convertible Indebtedness..

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

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7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens”.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Restricted Payments. Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than (a) dividends and distributions paid by Subsidiaries to Borrower; or (b) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed One Hundred and Fifty Thousand Dollars ($150,000.00) in the aggregate per fiscal year). Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (a) conversions of Permitted Convertible Indebtedness so long as such conversions are settled solely in stock (together with cash in lieu of the issuance of any fractional share of stock) and required cash payments of interest on a non-accelerated basis with respect to any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture and any other agreement governing such Permitted Convertible Indebtedness or (b) any Permitted Capped Call Transaction.

7.8 Investments. Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would reasonably be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, (c) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective directors, officers and employees in the ordinary course of business, and (d) transactions solely among Borrower and its Subsidiaries that are otherwise expressly permitted hereunder.

7.10 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.11 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the failure to comply or violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

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7.12 Compliance with Anti-Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.13 Material Agreements. Neither Borrower nor any of its Subsidiaries shall (i) materially amend a Material Agreement in a manner materially adverse to the Lenders or (ii) terminate a Material Agreement without giving prompt written notice within five (5) Business Days of such termination.

7.14 Permitted Convertible Indebtedness. Until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash and the Lenders’ obligation to extend Term Loans has terminated, (a) exercise any redemption right with respect to any Permitted Convertible Indebtedness unless any conversions of Permitted Convertible Indebtedness in connection with such redemption are settled solely in stock (together with cash in lieu of the issuance of any fractional shares of stock), or (b) make any cash payment with respect to any Permitted Convertible Indebtedness with the exception of (i) semi-annual interest payments of up to four and one half of one percent (4.5%) per annum and (ii) cash in lieu of the issuance of any fractional shares of stock in connection with any permitted conversions or redemptions of Permitted Convertible Indebtedness.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof) (but no Term Loan will be made during the cure period);

8.2 Covenant Default.

(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Section 2.7, Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries), 6.12 (Performance Covenant), or 6.13 (Liquidity Covenant), or Borrower violates any provision in Section 7; or

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(b) Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loan shall be made during such cure period);

8.3 Material Adverse Change. A Material Adverse Change has occurred;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5 Insolvency. (a) Borrower becomes Insolvent or Borrower and its Subsidiaries (taken as a whole) become Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty five (45) days (but no Term Loan shall be extended while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is (a) a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to have a Material Adverse Change; (b) a default under a Material Agreement that permits the counterparty thereto to accelerate the payments owed thereunder; or (c) an “Event of Default” (as defined in any indenture or other agreement governing any Permitted Convertible Indebtedness) resulting in a right to accelerate such Indebtedness.

8.7 Judgments. (a) One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not paid or covered by independent third party insurance) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Term Loan will be made prior to the satisfaction, vacation or stay of such judgment, order or decree) or (b) any judgments, orders or decrees rendered against Borrower that could reasonably be expected to result in a Material Adverse Change;

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8.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10 Delisting. The shares of Common Stock of Borrower are delisted from NASDAQ Capital Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

8.11 Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the FDA, DOJ, or other Governmental Authority initiates a Regulatory Action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct; (ii) the FDA issues a warning letter or Regulatory Action to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Change; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ, or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000.00) or more, or that could reasonably be expected to result in a Material Adverse Change even if such settlement agreement is based on previously disclosed conduct; or (v) Borrower or any of its Subsidiaries fails to remediate observations identified in an FDA Form 483 notice of inspection observation to Collateral Agent’s reasonable satisfaction within six months of receipt; or (vi) the FDA revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.

8.12 Lien Priority; Intellectual Property. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law. Any Intellectual Property material to Borrower’s business shall cease to be validly owned or licensed by Borrower free and clear of any Liens other than Permitted Liens.

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9. RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of the Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b) Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii) apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c) Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

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(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv) place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of Borrower’s Books;

(vi) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

(vii) subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence and during the continuance of any Event of Default (that has not been waived by Collateral Agent and Required Lenders), Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney in fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney in fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral during the continuance of an Event of Default until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to extend the Term Loans hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide the Term Loans terminates.

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9.3 Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

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9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and non-payment, notice of any default, non-payment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	CELCUITY INC. 16305 - 36th Avenue North Suite 100 Minneapolis, MN 55446 Attn: Chief Financial Officer Email: [Omitted]

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with a copy (which shall not constitute notice) to:	Faegre Drinker Biddle & Reath LLP 90 South Seventh Street, Suite 2200 Minneapolis, MN 55402 Attn: Nicole Leimer Fax: (612) 766-1600 Email: Nicole.leimer@faegredrinker.com

If to Collateral Agent:	OXFORD FINANCE LLC 115 South Union Street Suite 300 Alexandria, VA 22314 Attention: Legal Department Fax: [Omitted] Email: [Omitted]

with a copy to:	INNOVATUS LIFE SCIENCES LENDING FUND I, LP 777 Third Avenue, 25th Floor New York, NY 10017 Attn: [Omitted] Email: [Omitted]

with a copy to:	OXFORD FINANCE CREDIT FUND II or III, LP c/o Oxford Finance Advisors, LLC, its manager 115 South Union Street Suite 300 Alexandria, VA 22314 Attention: Legal Department Fax: [Omitted] Email: [Omitted]

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1800

San Diego, CA 92121

Attn: Matt Schwartz

Email: matt.schwartz@us.dlapiper.com

and

DLA Piper LLP (US)

500 8th Street, NW

Washington, DC 20004

Attn: Eric Eisenberg

Fax: (202) 799-5211

Email: eric.eisenberg@us.dlapiper.com

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11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1 Waiver of Jury Trial. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.2 Governing Law and Jurisdiction.

(a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

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(c) Service of Process. Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 11.2 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.5). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents. Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such transferee as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable documented attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable and documented expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

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12.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4 Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties so long as Collateral Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Collateral Agent, the Lenders and Borrower.

12.5 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.5. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

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(b) Other than as expressly provided for in Section 12.5(a)(i) (iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8 Confidentiality. In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions, in each case, who have been advised about the confidential nature of such information and directed to keep such information confidential; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, (i) if, at the applicable time, an Event of Default has occurred and is outstanding, the Lenders and Collateral Agent shall advise such prospective transferee or purchaser about the confidential nature of such information and (ii) if, at the applicable time, no Event of Default has occurred and is continuing, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit (provided such regulatory authority shall be advised about the confidential nature of such information); (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent at no fault of the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.

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12.9 Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

12.10 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Term Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.8, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.11 Public Announcement. Borrower hereby agrees that Collateral Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames and logos.

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12.12 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement, which Original Agreement shall terminate upon the effectiveness of this Agreement. All security interests granted by Borrower under the Original Agreement are hereby confirmed and ratified and shall continue to secure the Obligations under this Agreement. Without limiting the foregoing, any warrant(s) to purchase stock and all other Loan Documents issued in connection with the Original Agreement (to the extent not yet exercised, terminated and or amended and restated in connection with this Agreement) shall remain in full force and effect.

13. DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

[***]

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners if such Person is a partnership and, for any Person that is a limited liability company, that Person’s managers and members.

“Amortization Date” is (i) September 1, 2028, if the I/O Extension Event does not occur and (ii) April 1, 2029, if the I/O Extension Event occurs.

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Basic Rate” is with respect to each Term Loan, the floating per annum rate of interest (based on a year of three hundred sixty five (365) days) equal to the sum of (a) greater of (i) Prime Rate, as in effect on the last Business Day of the month that immediately precedes the month in which the interest will accrue, or (ii) Seven and Seventy-Five Hundredths percent (7.75%) plus (b) Two and Eighty-Five Hundredths percent (2.85%).

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

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“Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York are not open for the conduct of their commercial banking business.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent for the benefit of the Lenders and (d) solely with respect to any Subsidiary not organized in the United States, any equivalent of Cash Equivalents referred to in clauses (a) through (c) of this definition, denominated in the foreign currency that is the local currency where such Subsidiary is organized or has its principal place of business which are comparable in tenor and credit quality to those referred to in clauses (a) through (c) above and customarily used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction to the extent reasonably required in connection with any business conducted by such Subsidiary in such jurisdiction.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.

“Collateral Agent” is defined in the preamble.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Common Stock” means the Common Stock, 0.001 Dollars ($0.001) par value per share, of Borrower.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit C.

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“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent, for the benefit of the Lenders, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s bank account identified to Collateral Agent in writing prior to the Funding Date of the Term C Loan and which account must be subject to a Control Agreement in favor of Collateral Agent for the benefit of the Lenders at all times.

“Disbursement Letter” is that certain form attached hereto as EXHIBIT B.

“DOJ” means the U.S. Department of Justice or any successor thereto or any other comparable Governmental Authority.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

“Facility Fee” is a fee due on the Funding Date of any Term C Loan, Term D Loan, Term E Loan, Term F Loan and Term G Loan, equal to one percent (1.00%) of the amount of such Term Loan, payable to the Lenders in accordance with their Pro Rata Shares of such Term Loan.

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“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Final Fee” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest or any other fee payable hereunder) due on the earliest to occur of (a) the Maturity Date, (b) the acceleration of any Term Loan, and (c) the prepayment of the Term Loans pursuant to Section 2.2(c) or (d), in each case equal to Four and One-Half percent (4.50%) multiplied by the aggregate amount of the Term Loans funded and not converted to Borrower Equity pursuant to Section 2.7, payable to Lenders in accordance with their respective Pro Rata Shares (adjusted for any Term Loans converted to Borrower Equity). For the avoidance of doubt, the calculation of any Final Fee payment shall not include the principal amount prepaid in accordance with the second paragraph of Section 2.2(d) if a Final Fee payment based on such principal amount was made at the time of such prepayment.

“First Amendment Effective Date” is May 13, 2025.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any state thereof.

“Funding Date” is any date on which a Term Loan is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA and any state board of pharmacy or state pharmacy licensing authority), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

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“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent for the benefit of the Lenders.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Innovatus” is defined in the Preamble.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any of its Subsidiaries’ right, title and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above;

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) all licenses, sublicenses or other contracts under which Borrower or any Subsidiary is granted rights by third parties in any Intellectual Property asset.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

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“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“I/O Extension Event” is the achievement by Borrower of FDA approval for Gedatolisib prior to the third anniversary of the Effective Date.

“IP Security Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Collateral Agent and dated as of the Effective Date, as may be amended, restated, or otherwise modified or supplemented from time to time.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Brian Sullivan on the Effective Date, (ii) Chief Financial Officer, who is Vicky Hahne as of the Effective Date and (iii) Chief Science Officer, who is Lance Laing as of the Effective Date.

“Knowledge” means to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the IP Security Agreement, each Secured Promissory Note, each Warrant, the Perfection Certificate(s), each Control Agreement, each Compliance Certificate, each Disbursement Letter, the Management Rights Letter, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified or supplemented from time to time.

“Management Rights Letter” means each Management Rights Letter dated as of the Effective Date from Borrower to the Lenders, as amended, restated, or otherwise modified or supplemented from time to time.

“Market Capitalization” means, for any given date of determination, an amount equal to (a) the closing price of Company’s Common Stock as reported on the day of determination multiplied by (b) the total number of issued and outstanding shares of Company’s Common Stock that are issued and outstanding on the date of the determination and listed on the Principal Stock Exchange plus the number of outstanding shares of the Company’s Common Stock that can be immediately converted from outstanding and issued securities (including, “in the money” preferred shares and pre-funded warrants, but excluding employee stock options, unvested RSUs and other (non-prefunded) warrants (for avoidance of doubt, the foregoing list of exclusions is intended to be illustrative and not exhaustive), subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower or any Subsidiary, when taken as a whole; (b) a material impairment of the prospect of repayment of any portion of the Obligations, or (c) a material adverse effect on the Collateral.

“Material Agreement” is any license, agreement or other contractual arrangement with a Person or Governmental Authority whereby Borrower or any of its Subsidiaries is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Five Thousand Dollars ($500,000.00) in the aggregate or any license, agreement or other contractual arrangement conveying rights in or to any intellectual property necessary to make, use or sell any Inventory, products or services of Borrower or any Subsidiary.

“Maturity Date” is November 1, 2029.

“Minimum Liquidity Percentage” is defined in Section 6.13.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Fee, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Agreement” is defined in the Preamble.

“Original Term Loans” is defined in Section 2.2(a)(i).

“Oxford” is defined in the Preamble.

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“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on July 1, 2024.

“Permitted Capped Call Transactions” means any call or capped call option transactions (or substantially equivalent derivative transactions) pursuant to which Borrower acquires options requiring the counterparty thereto to deliver to Borrower Common Stock of Borrower, the cash value of such Common Stock or a combination thereof, in each case, from time to time, upon settlement, exercise or early termination of such options, in each case, by Borrower in connection with any issuance of the Permitted Convertible Indebtedness (including, without limitation, the exercise of any over-allotment or initial purchaser’s or underwriter’s option); provided that (i) the terms, conditions and covenants of such options (or substantially equivalent derivative transactions) are customary for agreements of such type as determined by Collateral Agent and Borrower in good faith, and (ii) the aggregate purchase price for such options (or substantially equivalent derivative transactions) does not exceed fifteen percent (15.0%) of the aggregate principal amount of the related Permitted Convertible Indebtedness at the time of such purchase.

“Permitted Convertible Indebtedness” means convertible unsecured notes issued by Borrower, that are convertible into a fixed number of shares (subject to customary anti-dilution adjustments, “make-whole” increases and the other customary changes thereto) of Common Stock, cash or any combination thereof and cash in lieu of fractional shares of Common Stock; provided that the Indebtedness thereunder must satisfy each of the following conditions (and any agreements providing for such Indebtedness may only be amended, restated, supplemented or modified from time to time if each of the following conditions (i), (ii) and (v) through (viii) remains satisfied): (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness has a stated maturity that is at least one hundred eighty (180) days after the Maturity Date and prior to that date, does not provide for or require any cash payments of principal or any other payments until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash and the Lenders’ obligation to extend Term Loans has terminated, with the exception of (A) semi-annual interest payments of up to four and one half of one percent (4.5%) per annum, (B) obligations to settle conversions, (C) redemption rights, (D) customary repayment obligations upon any acceleration related to any “Event of Default” (as defined in the indenture or other agreement governing any such convertible unsecured notes) and (E) the offer to repurchase the notes upon the occurrence of a “fundamental change”; provided, however, that Borrower’s ability to make cash payments in respect of clauses (A) through (E) are subject to the other terms of this Agreement, including Section 7.14, (iii) the Market Capitalization of Borrower as of the close of the regular trading session on the date of the public launch (but not pricing) of such Indebtedness is not less than Seven Hundred Million Dollars ($700,000,000.00), (iv) the aggregate principal amount of such Indebtedness (on a proforma basis) does not exceed twenty percent (20.0%) of the Market Capitalization of Borrower as of the close of the regular trading session on the date of the public launch (but not pricing) of such Indebtedness, (v) such Indebtedness is in an aggregate principal amount of not more than Two Hundred Fifty Million Dollars ($250,000,000.00), (vi) such Indebtedness shall be unsecured at all times, (vii) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness as of such time, including with respect to the applicable interest rate, and (viii) such Indebtedness is not guaranteed by any Subsidiary of Borrower unless the Obligations are guaranteed by such Subsidiary.

44

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors and Indebtedness in connection with credit cards incurred in the ordinary course of business;

(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the cost of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be;

(h) Indebtedness consisting of letters of credit, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred and Fifty Thousand Dollars ($250,000.00) at any time;

(i) Indebtedness owed to current and former directors, officers and employees pursuant to deferred compensation, severance and retirement plans and similar obligations in the ordinary course of business; provided, however, the aggregate amount of such Indebtedness shall not exceed Five Hundred Thousand Dollars ($500,000.00) at any time;

(j) Indebtedness constituting Permitted Investments described in clause (i) of the definition of Permitted Investments; and

(k) Permitted Convertible Indebtedness.

“Permitted Investments” are:

(a) Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

45

(b) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of Deposit Accounts in which Collateral Agent has a perfected security interest;

(e) Investments in connection with Transfers permitted by Section 7.1;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors, not to exceed One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i) Investments in Subsidiaries, not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year;

(j) non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support; and

(k) Investments in any Permitted Capped Cap Transactions.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public and (B) non-exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), the license constitutes an arm’s length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

46

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d) Liens of landlords, carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) Easements, rights-of-way, restrictions, covenants, leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business) in each case not materially interfering with the ordinary conduct of the business of Borrower or such Person;

(h) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6 hereof;

(i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

(j) Permitted Licenses.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

47

“Positive Data” means Borrower’s achievement of (i) both co-primary endpoints (statistically significant improvements in median progression free survival for Arm A vs. Arm C and Arm B vs. Arm C) and (ii) Arm A generating a median progression free survival of at least 3 months longer than Arm C.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made after the date which is the 18-month anniversary of the Effective Date through and including the date which is the 30-month anniversary of the Effective Date, two percent (2.00%) of the principal amount (including any applicable payable in-kind amount) of the Term Loan prepaid;

(ii) for a prepayment made after the date which is the 30-month anniversary of the Effective Date through and including the date which is the 42-month anniversary of the Effective Date, one percent (1.00%) of the principal amount (including any applicable payable in-kind amount) of the Term Loan prepaid;

(iii) for a prepayment made after the date which is the 42-month anniversary of the Effective Date and prior to the Maturity Date, zero percent (0.00%) of the principal amount (including any applicable payable in-kind amount) of the Term Loan prepaid; and

(iv) for a mandatory prepayment made on or after the Effective Date through and including the date that is the 18-month anniversary of the Effective Date, three percent (3.00%) of the principal amount (including any applicable payable in-kind amount) of the Term Loan prepaid.

“Prime Rate” means the Prime Rate published in the Money Rates section of the U.S. Edition of The Wall Street Journal.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Reduced Term E Loan Amount” is defined in Section 2.4(b).

“Reduced Term F-1 Loan Amount” is defined in Section 2.4(c)(i).

“Reduced Term F-2 Loan Amount” is defined in Section 2.4(c)(ii).

“Reduced Term F-3 Loan Amount” is defined in Section 2.4(c)(iii).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

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“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, injunction or consent decree, issued by the FDA or a federal or state court.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loans (other than to an Affiliate), Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least fifty one percent (51%) of the aggregate outstanding principal balance of the Term Loans.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer or Chief Financial Officer of Borrower acting alone.

“Second Amendment Effective Date” is July 28, 2025.

“Secured Promissory Note” is defined in Section 2.6 (for avoidance of doubt, including any amended and restated Secured Promissory Notes).

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary; provided that, in the event Borrower, demonstrates to Collateral Agent’s reasonable satisfaction, that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary which is a Foreign Subsidiary, creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, “Shares” shall mean sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in such Foreign Subsidiary.

49

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forbearance and extensions related thereto).

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders. For the avoidance of doubt, any Permitted Convertible Indebtedness shall not constitute Subordinated Debt.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless otherwise specified, references herein to a Subsidiary means a Subsidiary of Borrower.

[***]

“Term A Loan(s)” is defined in Section 2.2(a)(ii)(1).

“Term B Loan(s)” is defined in Section 2.2(a)(ii)(2).

“Term C Loan(s)” is defined in Section 2.2(a)(ii)(3)

“Term D Loan(s)” is defined in Section 2.2(a)(iii).

“Term D Milestone” is the achievement by Borrower of (i) Positive Data in the Wildtype patient population from Gedatolisib’s VIKTORIA-1 trial relative to Study 1 Arm C (fulvestrant) with an Acceptable Safety Profile; and (ii) Borrower’s compliance with its obligations under Section 6.12 (without taking into account any cure or remedy for a breach of such obligations) at all times through quarter ending immediately prior to the Funding Date of the Term D Loan.

“Term E Draw Period” is the period commencing on January 31, 2026 and ending on the earlier of (i) December 31, 2026 and (ii) the occurrence of an Event of Default (unless such Event of Default is waived by Collateral Agent and Lenders for the purposes of the continuation of the Term E Draw Period).

“Term E Loan(s)” is defined in Section 2.2(a)(iv).

“Term E Milestone” is Borrower having (i) received FDA approval for Gedatolisib in 2nd line advanced breast cancer patients (wild-type – i.e. not subject to a specific genetic mutation) post CDK4/6 inhibitor therapy and (ii) maintained compliance with its obligations under Section 6.12 (without taking into account any cure or remedy for a breach of such obligations) at all times through quarter ending immediately prior to the Funding Date of the Term E Loan.

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“Term F-1 Draw Period” is the period commencing on the Third Amendment Effective Date and ending on the earlier of (i) June 30, 2027 and (ii) the occurrence of an Event of Default (unless such Event of Default is waived by Collateral Agent and Lenders for the purposes of the continuation of the Term F-1 Draw Period).

“Term F-2 Draw Period” is the period commencing on the Third Amendment Effective Date and ending on the earlier of (i) September 30, 2027 and (ii) the occurrence of an Event of Default (unless such Event of Default is waived by Collateral Agent and Lenders for the purposes of the continuation of the Term F-2 Draw Period).

“Term F-3 Draw Period” is the period commencing on the Third Amendment Effective Date and ending on the earlier of (i) December 31, 2027 and (ii) the occurrence of an Event of Default (unless such Event of Default is waived by Collateral Agent and Lenders for the purposes of the continuation of the Term F-3 Draw Period).

“Term F Loan(s)” is defined in Section 2.2(a)(vii).

“Term F-1 Loan(s)” is defined in Section 2.2(a)(v).

“Term F-2 Loan(s)” is defined in Section 2.2(a)(vi).

“Term F-3 Loan(s)” is defined in Section 2.2(a)(vii).

“Term F-1 Milestone” means Borrower’s delivery to Collateral Agent and the Lenders, after the Third Amendment Effective Date but prior to the Funding Date of the Term F-1 Loan, of evidence, in form and substance acceptable to Collateral Agent and the Lenders, that Borrower has achieved [***].

“Term F-2 Milestone” means Borrower’s delivery to Collateral Agent and the Lenders, after the Third Amendment Effective Date but prior to the Funding Date of the Term F-2 Loan, of evidence, in form and substance acceptable to Collateral Agent and the Lenders, that Borrower has achieved [***].

“Term F-3 Milestone” means Borrower’s delivery to Collateral Agent and the Lenders, after the Third Amendment Effective Date but prior to the Funding Date of the Term F-3 Loan, of evidence, in form and substance acceptable to Collateral Agent and the Lenders, that Borrower has achieved [***].

“Term G Loan(s)” is defined in Section 2.2(a)(viii)

“Term Loan(s)” is defined in Section 2.2(a)(viii).

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Third Amendment Effective Date” is September 9, 2025

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower and each of its Subsidiaries connected with and symbolized by such trademarks.

[***]

“Warrants” means (i) that certain Warrant to Purchase Stock dated April 8, 2021 issued by Borrower in favor of each Lender (as defined in the Original Agreement) or such Lender’s Affiliates (as defined in the Original Agreement), (ii) that certain Warrant to Purchase Stock dated as of the Effective Date issued by Borrower in favor of each Lender or such Lender’s Affiliates or (iii) any other warrant entered into in connection with the Term Loans, all as may be amended, restated, or otherwise modified or supplemented from time to time.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CELCUITY INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By:	Innovatus Life Sciences GP, LP
Its:	General Partner

By
Name:
Title:

LENDERS:

OXFORD FINANCE LLC

By
Name:
Title:

OXFORD FINANCE CREDIT FUND II LP

By:	Oxford Finance Advisors, LLC, as manager

By
Name:
Title:

OXFORD FINANCE CREDIT FUND III LP

By:	Oxford Finance Advisors, LLC, as manager

By
Name:
Title:

[Signature Page to Amended and Restated Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

Term A Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$16,863,284.78	100.00%
TOTAL	$16,863,284.78	100.00%

Term B Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$21,472,794.97	100.00%
TOTAL	$21,472,794.97	100.00%

Term C Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$11,663,920.25	18.9153%
OXFORD FINANCE FUNDING IX, LLC	$8,400,000.00	13.6222%
OXFORD FINANCE FUNDING XIII, LLC	$2,750,000.00	4.4597%
OXFORD FINANCE FUNDING III, LLC	$12,000,000.00	19.4603%
OXFORD FINANCE FUNDING TRUST 2023-1	$15,600,000.00	25.2984%
OXFORD FINANCE CREDIT FUND FUNDING TRUST II	$3,750,000.00	6.0814%
OXFORD FINANCE CREDIT FUND III 2025-A, LP	$7,500,000.00	12.1627%
TOTAL	$61,663,920.25	100.00%

Term D Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$10,800,000.00	36.00%
OXFORD FINANCE LLC	$13,226,206.00	44.0874%
OXFORD FINANCE CREDIT FUND II LP	$2,133,794.00	7.1126%
OXFORD FINANCE CREDIT FUND III LP	$3,840,000.00	12.80%
TOTAL	$30,000,000.00	100.00%

Term E Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$36,000,000.00	36.00%
OXFORD FINANCE LLC	$64,000,000.00	64.00%
TOTAL	$100,000,000.00	100.00%

Term F-1 Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$14,400,000.00	36.00%
OXFORD FINANCE LLC	$25,600,000.00	64.00%
TOTAL	$40,000,000.00	100.00%

Term F-2 Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$14,400,000.00	36.00%
OXFORD FINANCE LLC	$25,600,000.00	64.00%
TOTAL	$40,000,000.00	100.00%

Term F-3 Loan

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$14,400,000.00	36.00%
OXFORD FINANCE LLC	$25,600,000.00	64.00%
TOTAL	$40,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
INNOVATUS LIFE SCIENCES LENDING FUND I, LP	$140,000,000.00	40.00%
OXFORD FINANCE LLC	$154,026,206.00	44.0075%
OXFORD FINANCE FUNDING IX, LLC	$8,400,000.00	2.400%
OXFORD FINANCE FUNDING XIII, LLC	$2,750,000.00	0.7857%
OXFORD FINANCE FUNDING III, LLC	$12,000,000.00	3.4286%
OXFORD FINANCE FUNDING TRUST 2023-1	$15,600,000.00	4.4571%
OXFORD FINANCE CREDIT FUND FUNDING TRUST II	$3,750,000.00	1.0714%
OXFORD FINANCE CREDIT FUND III 2025-A, LP	$7,500,000.00	2.1429%
OXFORD FINANCE CREDIT FUND II LP	$2,133,794.00	0.6097%
OXFORD FINANCE CREDIT FUND III LP	$3,840,000.00	1.0971%
TOTAL	$350,000,000.00	100.00%

EXHIBIT A

Description of Collateral

[Intentionally Omitted]

EXHIBIT B

Form of Disbursement Letter

[Intentionally Omitted]

EXHIBIT C

Compliance Certificate

[Intentionally Omitted]

Exhibit C-2

Loan Confirmation

[Intentionally Omitted]

EXHIBIT D

Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE

(Term [C][D][E][F][G] Loan)

$____________________	Dated: [DATE]

FOR VALUE RECEIVED, the undersigned, CELCUITY INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of [INNOVATUS LIFE SCIENCES LENDING FUND I, LP/OXFORD FINANCE LLC] (“Lender”) the principal amount of [__________] MILLION DOLLARS ($___________) or such lesser amount as shall equal the outstanding principal balance of the Term [C][D][E][F][G] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [C][D][E][F][G] Loan, at the rates and in accordance with the terms of the Amended and Restated Loan and Security Agreement dated May 30, 2024 by and among Borrower, Lender, OXFORD FINANCE LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [C][D][E][F][G] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [C][D][E][F][G] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [C][D][E][F][G] Loan, interest on the Term [C][D][E][F][G] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable and documented attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CELCUITY INC.

By
Name:
Title: